As filed with the Securities and Exchange Commission on August 25, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ADVISOR MANAGED PORTFOLIOS

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Miller Value Partners Appreciation ETF	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333- 270997

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-270997 and 811-23859), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-26-002712) on January 28, 2026, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

The Trust currently consists of 24 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Miller Value Partners Appreciation ETF	93-1548241

Item 2.    Exhibits

A.	Certificate of Trust dated February 16, 2023 was previously filed with the Trust's Registration Statement on Form N-1A on March 30, 2023 and is incorporated herein by reference.
B.
First Amended and Restated Agreement and Declaration of Trust dated February 26, 2026, was previously filed with the Trust's Registration Statement on Form N-1A on April 28, 2026, and is incorporated herein by reference.

C.	Bylaws dated February 16, 2023 were previously filed with the Trust's Registration Statement on Form N-1A on March 30, 2023 and is incorporated herein by reference.
99(a)
Power of Attorney for Brian S. Ferrie, Russell Emery, and Wan-Chong Kung dated January 25, 2024 was previously filed with the Trust’s Registration Statement on Form N-1A on February 2, 2024 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVISOR MANAGED PORTFOLIOS

August 25, 2026

/s/ Ryan Charles
Ryan Charles Secretary